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                                                                  EXHIBIT 99.1

                          INDEPENDENT RESEARCH DATA

    Copies of the reports of the independent research organizations named on page 29 of the Prospectus may be obtained from the following:

                      AberdeenGroup
                      One Boston Place
                      Boston, MA 02108
                      Telephone: (617) 723-7890
                      Facsimile: (617) 723-7897

                      GartnerGroup
                      251 River Oaks Pkwy
                      San Jose, California 95134
                      Telephone: (408) 748-1111